EXHIBIT 21

                           Description of Subsidiaries

                                               Jurisdiction of incorporation
Name of Subsidiary                             or organization
------------------                             ---------------

1. American Flying Crane Corporation           Delaware
   (formerly called American Dairy
   Holdings,Inc.)


2  Heilongjiang Feihe Dairy Co., Limited       Kedong County,
                                               Heilongjiang  Province
                                               The People's Republic of China

3. Heilongjiang Sanhao Dairy Co., Limited      Kedong County,
                                               Heilongjiang  Province
                                               The People's Republic of China

4. BaiQuan Feihe Dairy Co., Limited            BaiQuan County,
                                               Heilongjiang  Province
                                               The People's Republic of China